Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-10 of Bragg Gaming Group Inc. (the “Company”) dated August 23, 2021, of our report dated March 25, 2021, on the consolidated financial statements of the Company, which comprise the consolidated statements of financial position as at December 31, 2020 and December 21, 2019, and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies, incorporated by reference in the prospectus included in this Registration Statement on Form F-10, and to the references to our firm (i) under the heading “Interests of Experts” which appears in the Company’s Annual Information Form for the year ended December 31, 2020 included in this Registration Statement on Form F-10 and incorporated by reference in to the prospectus included therein, and (ii) under the heading “Interest of Experts” which appears in the prospectus included in this Registration Statement on Form F-10.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

August 23, 2021

Toronto, Canada